Lord & Benoit, LLC

Agreement for Sarbanes-Oxley Section 404(a)

Consulting Services

This Agreement ("AGREEMENT"), dated April 20, 2010, is between Lord & Benoit, LLC, of One West Boylston St., Worcester, MA 01605 ("Lord & Benoit, LLC") and National Automation Services, Inc (hereafter "CUSTOMER") for the its year ending December 31, 2010

Section 1 Services - CUSTOMER agrees to purchase, and Lord & Benoit, LLC agrees to provide to CUSTOMER, Sarbanes-Oxley Section 404(a) Consulting Services as defined in the proposal. The scope of the engagement would be a Sarbanes-Oxley Section 404(a) management assessment for the year ending December 3, 2010, which should not be confused with Section 404(b) which is performed by outside auditors; Lord & Benoit does not perform the services of an outside auditor such as reviewing actual financial statement results nor testing internal controls under Section

404(b), The Sarbanes-Oxley Act requires that the CUSTOMER is responsible for internal control over financial reporting, The CUSTOMER shall appoint a Project Leader who shall be fully responsible for coordinating the activities along with our assistance, Lord & Benoit takes a three pronged leadership approach, all three of which will be available throughout the engagement Each party shall direct all performance-related inquiries to the coordinator of the other party,

Section 2 Deliverables - Our understanding is that National Automation Services, Inc has two in scope location for its accounting and IT systems, The engagement includes the following services: Project management with agreed upon timelines, project tracking, regularly scheduled meetings and online tools available to members of the team,

Documentation and testing of company level controls:

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Accounting controls and use of estimates

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Information technology (company level IT controls)

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Enterprise risk assessments, fraud risk assessment,

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Assessment of four elements of COSO framework (Control Environment, Risk Assessment, Information and Communication, Monitoring)

Documentation of process level internal controls:

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Review narratives

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Evaluate design of controls

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Set up control matrices

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Select key controls for testing

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Develop test plans

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Set up work-papers

Select detailed sample of backup documents to be tested:

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Revenues/Receivables

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Expenditures/Liabilities

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Inventories

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Payroll

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Fixed Assets

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Treasury

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Accounting & Disclosure Controls

Testing of process level controls, such as:

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Revenues/Receivables

•

Expenditures/Liabilities

•

Inventories

•

Payroll

•

Fixed Assets

•

Treasury

•

Accounting & Disclosure Controls

SOX IT evaluation:

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Documentation of process level IT controls,

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IT narratives,

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IT design of controls,

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Selection of key IT controls,

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Develop IT test plans

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Testing of operating effectiveness of IT at the process level for all in scope locations.

Results are communicated in an "Audit Committee Summary Report", presented to management first in draft form and then presented to the audit committee using remote technologies; assisting management draft their report on the adequacy of internal controls over financial reporting.

Section 3 Assumptions - The following assumptions have been made regarding CUSTOMER's SOX Management

Assessment program, which will affect the following (including but not limited to) the project cost estimate, deliverables, production schedule and project staffing.

Assumption #1 - CUSTOMER is responsible for evaluating and reporting on the adequacy of internal controls over financial reporting as required in the Sarbanes-Oxley Act of 2002. CUSTOMER is also responsible for establishing and maintaining internal controls and monitoring ongoing activities. Assumption #2 - CUSTOMER will also be responsible for developing remediation plans for material weaknesses and implementing them as quickly as possible so as to minimize the likelihood of an adverse Section 404(a) report.

Assumption #3 - With regards to the financial accounting systems: CUSTOMER will update process level narrative control templates. CUSTOMER will provide current and accurate written policies and procedures for the internal controls. CUSTOMER agrees to use the COSO Guidance for Smaller Public Companies. Assumption #4 - CUSTOMER's MIS/IT personnel will: provide current and accurate written policies and procedures for IT controls, such as documentation of security, change management, problem management, logic and access controls, back-ups, disaster planning, software upgrade and development processes. CUSTOMER will provide IT support needed National Automation Services, Inc SOX 404(a) Management Assessment, Page 3 of 8 such as VPN, remote desktop and access to systems as needed to support the testing of IT and accounting controls.

Assumption #5 - CUSTOMER's infrastructure as reported will support the proposed project, including buy-in from senior management (CFO and Audit Committee) and process level control management for processes listed in Section 2 above.)

Assumption #6 - CUSTOMER will provide information on a timely basis. Significant delays may necessitate an onsite visit to coordinate data handover. Such a visit may result in additional fees. Therefore cooperation with utilizing our Virtual SOX remote technologies is also a key factor in effectively managing both time and costs. Assumes the Audit committee is available for discussions, committed and active and there is commitment by management to integrity and ethical values.

Section 4 Fee - Lord & Benoit fees for services will be $45,800. Should we encounter unusual circumstances that would require us to expand the scope of the engagement; we will discuss this with you before doing any additional work. Travel expenses will be billed separately; however travel costs are typically less than 5%. The following billing and payment due dates include services rendered for the preceding period, up to and including payment due date: Initial deposit of $3,815; and monthly payment of $3,815 for a total of twelve payments.

Section 5 Timeline - CUSTOMER and CUSTOMER's staff hereby agree to work with Lord & Benoit to execute this contract within the timeline estimated in the original proposal. Without significant assistance and cooperation by the CUSTOMER the project could experience significant delays and possible noncompliance. Section 6 Terms

a)

CUSTOMER shall be entitled to the benefits of CONSULTING on condition that CUSTOMER pays the FEE to Lord & Benoit, LLC within ten (10) days of the due date.

b)

The TERM shall be for fiscal year as indicated in this agreement.

c)

In the event CUSTOMER or Lord & Benoit agree to terminate the agreement, a written 60 day notice must be provided of intent to terminate. Any outstanding FEE due to Lord & Benoit based on time and expenses incurred until that point must be paid by CUSTOMER within 10 days.

Section 7 Regulatory Compliance –

(a)

CUSTOMER Responsibility Under Sarbanes-Oxley, the CUSTOMER is required to accept sole responsibility for all decisions regarding the design, modification and implementation of policies, processes, models, systems and risk management practices including, but not limited to, all transactions entered into by the CUSTOMER. Furthermore, the CUSTOMER acknowledges that the achievement of any policy, process, model, and system or risk management practice depends not only on the design and implementation, but also on the quality, experience and continuity of personnel involved, the diligent ongoing execution, and the appropriate modifications as changing conditions warrant. The CUSTOMER understands and accepts responsibility for all policies, processes, models, systems and risk management practice assessments, methods and assumptions developed in the course of this project.

(b)

Responsibility for Internal Controls. The CUSTOMER is responsible for establishing and maintaining an effective internal control system, record keeping, management, decision making and other management functions. An effective internal control system reduces the likelihood that material weaknesses, errors, irregularities or fraud will occur and remain undetected; however, it does not eliminate that possibility. Our work does not guarantee that material control weaknesses, errors, irregularities or fraud will not occur and may not detect all material weaknesses, errors, irregularities or fraud should they exist. The CUSTOMER shall be fully and solely responsible for applying independent business judgment with respect to the services and work product provided by Lord & Benoit, to make implementation decisions, if any, and to determine further courses of action with respect to any matters addressed in any advice, recommendations, services, reports or other work product or deliverables to the CUSTOMER

(c)

Regulated Activity the CUSTOMER understands that Lord & Benoit is not a public accounting firm and does not issue opinions on financial statements or offer any attestation services. To the extent required by the U.S. Securities Exchange Act of 1934 and applicable U.S. Securities and Exchange Commission regulations (referred collectively as the "SEC Rules"), The CUSTOMER

i.

acknowledges to Lord & Benoit, LLC that it is the CUSTOMER's responsibility to design, establish and maintain a system of internal accounting controls in compliance with applicable SEC Rules, including "disclosure controls and procedures" and "internal controls and procedures for financial reporting," as each such term is used and defined under the Sarbanes-Oxley Act of 2002 and the interpretive guidance and regulations relating to such Act, and

ii.

acknowledges to Lord & Benoit, LLC that it is the CUSTOMER's responsibility to make such disclosures.

(d)

Authoritative Standards There is no authoritative standard against which risk management practices can be directly compared. In practice, methodologies and approaches to measuring, managing and controlling risk vary considerably. New and refined practices continue to evolve and the characterization of policies, procedures or models as sound or "best" practices is judgmental and subjective. Designing, implementing, or reviewing risk measurement, management and control practices involves the selection among alternatives including trade-offs among theoretical approaches, availability of data, management preferences, systems capabilities and practical implementation constraints.

(e)

Responsibility for Legal Representation The CUSTOMER acknowledges and agrees that it is responsible for its own legal representation and guidance related to the Sarbanes-Oxley Act of 2002 and the services provided hereunder, and that it will consult its own legal resources before acting upon any deliverables Lord & Benoit, LLC provides under this Agreement. The CUSTOMER further acknowledges and agrees that Lord & Benoit, LLC is not a law firm and is not providing legal advice or analysis and that Lord & Benoit, LLC has not engaged legal counsel with respect to the services.

(f)

Responsibility for Information Lord & Benoit, LLC shall be entitled to rely on all information provided by, and decisions and approvals of, the CUSTOMER in connection with Lord & Benoit, LLC's work hereunder. The CUSTOMER hereby releases Lord & Benoit, LLC and its personnel from any liability and costs relating to the services hereunder to the extent that such liability and costs are attributable to any information provided by the CUSTOMER's personnel that is not complete, accurate or current in all material respects.

Section 8 Force Majeure - Lord & Benoit, LLC shall not be held responsible for any loss due to natural disaster, war, civil unrest, acts of God, malicious or negligent actions of CUSTOMER, or, without limiting the foregoing, any circumstances of like or different character beyond Lord & Benoit, LLC's control, or software license violations. In areas for which reasonable travel methods are unavailable or unsafe, or if any other environmental or circumstantial situations render performance of the obligations hereunder unsafe, then Lord & Benoit, LLC may suspend its performance without liability.

Section 9 Special and Consequential Damages - Neither party shall be liable for any special or consequential damages of the other party, regardless of whether such party was aware of the possibility of such damages.

Section 10 Third Party Failure - Lord & Benoit, LLC shall not be liable for failures attributable to products or services provided by third parties, even if provided or recommended by Lord & Benoit, LLC. In the event of such failure, the parties shall attempt to reach a mutually acceptable amendment of this contract with regards to time frames and fees.

Section 11 Indemnification  - Each party shall defend and hold the other party, its agents, employees, directors and officers, harmless from any and all claims for damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising out of or in connection with any claim, demand, charge, action, cause of action, or other proceeding, resulting from death or bodily injury to any person or damage to, or loss or destruction of any tangible or intangible property, to the extent caused by the negligent acts or omissions of such party, such party's employees or subcontractors.

Section 12 Limited Liability of Lord & Benoit, LLC - In no event shall the liability of Lord & Benoit, LLC hereunder, for any claim, whether in contract (including breach of warranty), or in tort (including negligence), exceed the amount actually paid by CUSTOMER to Lord & Benoit, LLC hereunder.

Section 13 Disclaimer - LORD & BENOIT, LLC MAKES NO WARRANTIES EITHER EXPRESSED OR IMPLIED AS TO THE HARDWARE OR SOFTWARE COMPONENTS WHICH MAY BE PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

Section 14 Non-Solicitation - CUSTOMER hereby agrees that it will not employ, nor make any offer or suggestion of employment to, any Lord & Benoit, LLC employee, agent or subcontractor during the term of this Agreement, and for a period of one year thereafter. In the event CUSTOMER breaches this provision, CUSTOMER shall pay to Lord & Benoit, LLC, within 10 days of such hire, a sum equal to 30% of the hired person's annualized ongoing compensation plus $15,000 representing Lord & Benoit's investment in specialized training of said individual.

Section 15 Confidential Information

(a)

Lord & Benoit, LLC recognizes and acknowledges that CUSTOMER's confidential information and proprietary processes, as well as CUSTOMER's business plans, financial data, sales and marketing information and CUSTOMER information (collectively, "CONFIDENTIAL INFORMATION"), are valuable, special and unique assets of CUSTOMER's business. Although CUSTOMER cannot list completely in this Agreement all of the CONFIDENTIAL INFORMATION with which Lord & Benoit, LLC may come into contact during the term of this Agreement, Lord & Benoit, LLC specifically acknowledges that the CUSTOMER's CONFIDENTIAL INFORMATION includes, without limitation, all originals, copies and summaries of Customer's files, documents, business records, computer programs, lists of customers and potential customers, promotional materials, internal operating reports, account projections, customer strategy information, employment and payroll records, financial records, marketing information, employee manuals, personnel policy manuals, billing reports, pricing information and strategies, contracts with clients, subcontractors and others, client correspondence, and trade secrets, confidential information, knowledge, data or other information of CUSTOMER relating to products, processes, know-how, designs, formulas, test data, or other subject matter pertaining to any present or potential business of CUSTOMER

(b)

Confidential Treatment During the term of this Agreement and after its expiration, Lord & Benoit, LLC agrees that, except in the course of performing its obligations under this Agreement, Lord & Benoit, LLC will not use any CONFIDENTIAL INFORMATION for itself or others or communicate or disclose any

CONFIDENTIAL INFORMATION to any third party without CUSTOMER'S express prior written consent During the term of this Agreement and after its expiration, CUSTOMER agrees that, except in the course of performing its obligations under this Agreement, CUSTOMER will not use any Lord & Benoit, LLC Confidential Information for itself or others or communicate or disclose any Lord & Benoit, LLC Confidential Information to any third party without Lord & Benoit, LLC's express prior written consent

(c)

Return of confidential information Lord & Benoit, LLC agrees to return all CONFIDENTIAL INFORMATION, including photocopies thereof, to CUSTOMER immediately upon termination of this Agreement However, Lord & Benoit, LLC will retain one copy of all test results and substantiation for (i) inspection or testing by a representative of the CUSTOMER, (ii) as required by appropriate authorities and (iii) business practices, for a two year period following termination of this agreement

(d)

Return of Confidential Information CUSTOMER agrees to return all Lord & Benoit, LLC Confidential Information, including photocopies thereof, to Lord & Benoit, LLC immediately upon termination of this Agreement

Section 16 Warranties; Limitation - Lord & Benoit, LLC warrants that the services will be performed with reasonable care and in a diligent and competent manner. Lord & Benoit, LLC represents that it, and all of its employees and subcontractors to be utilized in performing work hereunder, are and shall be qualified in the type of work to be performed. Lord & Benoit, LLC warrants that all work shall be performed in a good and workmanlike manner, free from defects in workmanship and free from defects in material supplied by Lord & Benoit, LLC. Further, Lord & Benoit, LLC will extend to the CUSTOMER all third party warranties provided by inclusion into the work and agrees to render assistance, if necessary, in obtaining from any warrantor the repair or replacement of all defective third-party materials or equipment during the life of the applicable warranty. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, LORD & BENOIT, LLC MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY OPERATION OF LAW, COURSE OF PERFORMANCE OR DEALING, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING WITHOUT LIMITATION, IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

Section 17 Access Requirements - The following describes how CUSTOMER access requirements and interface with Lord & Benoit for the purposes of the Sarbanes-Oxley Compliance Project (a) Computer Access CUSTOMER will need to provide Lord & Benoit individuals with appropriate network and computer access for the completion of duties defined within the project plan. These would include user accounts, and privileges as mutually agreed upon, downloads of data base for sample selection and other tests as considered necessary. CUSTOMER will provide access to IT control panels and test tools as defined within the project plan and as mutually agreed upon. CUSTOMER will need to provide internet connection access the above individuals. (b) Physical Access CUSTOMER will provide access to its facilities for the above team members during normal business hours

Section 18 Insolvency/Bankruptcy - CUSTOMER confirms that it is not currently in a condition of insolvency (i.e. the inability to pay debts when due in the ordinary course of business) or that it is not currently involved in bankruptcy proceedings or is planning on filing for bankruptcy during the next ninety (90) days.

Section 19 Miscellaneous

(a)

Complete Agreement; Choice of Law; Counterparts This Agreement (a) constitutes the entire agreement and supersedes all other prior and agreements and undertakings (both written and oral), among the parties hereto with respect to the subject matter hereof; (b) shall be governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts, excluding conflicts of laws principles, and (c) may be executed in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute a single agreement.

(b)

Workspace The CUSTOMER will provide reasonable workspace for Lord & Benoit, LLC personnel at its work sites, as well as occasional administrative support services related to the engagement as reasonably requested by Lord & Benoit, LLC. The CUSTOMER shall provide Lord & Benoit, LLC personnel with any necessary safety orientation and security access for work on the CUSTOMER's premises. Lord & Benoit, LLC shall not be responsible for any delay caused by CUSTOMER's failure to comply with these requirements.

(c)

Copyright The CUSTOMER recognizes the extent of research incurred by Lord & Benoit and hereby agrees not to use Lord & Benoit's copyright checklists and other tools in subsequent years without prior written authorization by Lord & Benoit.

(d)

Publicity All media releases, public announcement and public disclosures by either party relating to the Agreement, including without limitation, promotional or marketing material, but not including any disclosure required by legal or regulatory requirements, shall be approved by the other party prior to such release. Neither party shall use the name of the other, in part or whole, or any of their trademarks or trade names of the other without the other's prior written approval.

(e)

Third-Party Consents The CUSTOMER will be responsible for obtaining all third-party consents and security clearances required to enable Lord & Benoit, LLC to access and use any third-party products necessary for Lord & Benoit to perform its obligations hereunder. The CUSTOMER understands that Lord & Benoit. LLC's performance is dependent on the CUSTOMER's timely performance of its obligations hereunder.

(f)

Amendment/Waiver Except as otherwise provided herein, this Agreement may be amended at any time only by a written instrument executed by both Lord & Benoit, LLC and CUSTOMER. Compliance with or performance under any term or provision of this Agreement may be waived only in writing signed by the party to be charged with such waiver and a waiver in one instance may not be deemed to be a waiver in any other instance.

(g)

Captions and headings to Articles and Sections herein are inserted for reference only and are not intended to be a part of or affect the meaning or interpretation of this Agreement.

(h)

Non-Exclusivity Nothing contained herein shall limit the ability of lord & Benoit, LLC to provide services identical to the services contemplated hereunder for any other customers of Lord & Benoit, LLC, no matter what business those customers are in, even if similar to the business of CUSTOMER.

(i)

Arbitration Any disputes that the parties are not mutually able to resolve shall be sewed by arbitration in Basion, Massachusetts in accordance with the Commercial Arbitration Rules of the American Arbitration Association from time-to-time in force, and judgment an the award rendered by the arbitrator may be entered in any court having jurisdiction thereof, Anything herein to the contrary notwithstanding, in the event of a violation of Sections 15 of this Agreement, the parties shall be entitled to equitable relief, in any Massachusetts court of competent jurisdiction. This agreement to arbitrate shall be specifically enforceable and is the exclusive remedy for the resolution of such disputes under this Agreement. Each party shall bear its own costs for arbitration or equitable relief hereunder.

(j)

Authorized Signers The persons signing this agreement represent and warrant that they are legal representatives of, and have the authority to execute this Agreement on behalf of, their respective parties.

(k)

Independent Contractor The relationship of the parties established by this Agreement is one of independent contractor and nothing in this Agreement shall be construed to establish a principal-agent, employer- employee, partnership or joint venture relationship between the parties.

Accepted By:

National Automation Services, Inc

Name: Robert W. Chance

Signature: /s/ Robert Chance

Title: Chief Executive Officer

Accepted By:

Lord & Benoit, LLC

Name: Robert J Benoit

Signature: /s/ Robert J. Benoit

Title: President

The information contained this agreement is intended only for the parties or entity to which it is addressed and contains confidential and/or privileged material. Any review retransmission, dissemination or other use of, or taking of any action in reliance upon, this information by persons or entities other than the intended recipient{s) is prohibited. This agreement, including any attachments, constitutes non public information that may be protected by the attorney/client or other privileges. The unauthorized use, dissemination, distribution or reproduction of any portion of this document is prohibited and may be unlawful.